Report of Independent
Registered Public
Accounting Firm


To the Board of Directors
of Legg Mason Light
Street Trust, Inc. and
Shareholders of Classic
Valuation Fund:

In our opinion, the
accompanying statement of
assets and liabilities,
including the portfolio
of investments, and the
related statements of
operations and of changes
in net assets and the
financial highlights
present fairly, in all
material respects, the
financial position of
Classic Valuation Fund
(comprising the Light
Street Trust, Inc.,
hereafter referred to as
the "Fund") at October
31, 2004, the results of
its operations, the
changes in its net assets
and the financial
highlights for each of
the fiscal periods
presented, in conformity
with accounting
principles generally
accepted in the United
States of America.  These
financial statements and
financial highlights
(hereafter referred to as
"financial statements")
are the responsibility of
the Fund's management;
our responsibility is to
express an opinion on
these financial
statements based on our
audit.  We conducted our
audit of these financial
statements in accordance
with the standards of the
Public Company Accounting
Oversight Board (United
States).  Those standards
require that we plan and
perform the audit to
obtain reasonable
assurance about whether
the financial statements
are free of material
misstatement.  An audit
includes examining, on a
test basis, evidence
supporting the amounts
and disclosures in the
financial statements,
assessing the accounting
principles used and
significant estimates
made by management, and
evaluating the overall
financial statement
presentation.  We believe
that our audit, which
included confirmation of
securities at October 31,
2004, by correspondence
with the custodian and
brokers, provides a
reasonable basis for our
opinion.


PricewaterhouseCoopers
LLP

Baltimore, Maryland
November 30, 2004
1

g:\reporting\financial statements\october 04\shldr rpt cvf\cvf audit letter 10-31-04.doc